PFSweb, Inc. 2008 Management Bonus Plan
     WHEREAS, PFSweb, Inc. (the “Company”) has adopted and authorized the PFSweb, Inc. 2005 Employee Stock and Incentive Plan (the “Plan;” terms defined in the Plan having the same meaning when used herein); and
     WHEREAS, the Plan provides for the issuance of Performance-Based Cash Awards to be paid upon achievement of such performance goals as the Committee establishes, from time to time, with regard to such Awards; and
     WHEREAS, the Committee has determined it is in the best interests of the Company to adopt this 2008 Management Bonus Plan (the “Bonus Plan”) to set forth the performance goals for the issuance of Performance-Based Cash Awards under the Plan for fiscal year 2008;
     NOW, THEREFORE, the Committee hereby adopts, authorizes and approves the following:
     I. Purpose and Terms of the Bonus Plan:
     A. The Bonus Plan has been established by the Committee pursuant to the Plan to attract, motivate, retain, and reward the Company’s chief executive officer and other executive officers, officers and senior management for assisting the Company in achieving its operational goals through exceptional performance.
     B. Under the terms of the Bonus Plan, Performance-Based Cash Awards, if any, will be awarded to the Chief Executive Officer and other executive officers, officers and senior management based on, and subject to, the achievement of the following performance goal. The performance goal shall be for the Company to exceed, on a quarterly basis, the corresponding projected quarterly earnings before interest, taxes, depreciation and amortization (EBITDA) contained in the Company’s annual budget (or, in case of a budgeted operating loss, to reduce the operating loss below the budgeted operating loss).
     C. As used herein, the following terms have the following meaning.
          “Excess EBITDA” means, for any quarter, the amount by which the EBITDA for such quarter exceeded the budgeted EBITDA for such quarter.
          “Cumulative Recapture Pool” means, as of any date, (i) $275,000 for each completed Eligible Quarter prior to such date, minus (ii) the aggregate amount of awards issued under this Bonus Plan as of such date.
          “Eligible Quarter” means a fiscal quarter in which the EBITDA for such quarter was not less than eighty percent (80%) of the budgeted EBITDA for such quarter.
     D. Subject to the limitation set forth in II.A. below, the maximum aggregate amount to be awarded for any quarter shall be equal to the sum of the following: (i) the amount of Excess

EBITDA up to $275,000, plus (ii) if the Excess EBITDA exceeds $275,000, the amount of such excess, up to the Cumulative Recapture Pool, plus (iii) if the amount of Excess EBITDA exceeds the amounts determined under the preceding clauses (i) and (ii), an amount equal to ten percent (10%) of such excess.
     II. Determination of Performance-Based Cash Awards:
     A. The total bonus amount (the “Bonus Pool Amount”) for fiscal year 2008 shall be $1,100,000.
     B. Following the end of each quarter, the Committee shall grant Performance-Based Cash Awards in an aggregate amount to be determined by it, but not to exceed the amount set forth in I.A. above, and shall allocate and award such Performance-Based Cash Awards to the Chief Executive Officer and other executive officers, officers and senior management based on the Committee’s determination of the relative contribution of each such person. The Committee shall have sole discretion in determining the individuals to whom Performance-Based Cash Awards are to be granted and the amounts thereof. The Chief Executive Officer shall not be present for the Committee’s deliberations concerning any Performance-Based Cash Award to be awarded to him, but he shall be present and shall advise the Committee regarding the Performance-Based Cash Awards to be awarded to the other executive officers, officers and senior management.
     C. Performance-Based Cash Awards shall be paid as soon as practicable following the Committee’s determination and designation thereof. Each recipient of a Performance-Based Cash Award shall be responsible for the payment of all federal and state income taxes arising upon his or her receipt thereof.
     C. The Committee reserve the right to modify this Bonus Plan and performance goal at any time, and the adoption of this Bonus Plan does not limit the ability of the Committee to award other Awards under the Plan nor does it restrict the ability of the Company to pay or provide for the payment of any compensation to any person.
     IN WITNESS WHEREOF, the undersigned, being all the members of the Committee, have adopted and authorized the foregoing as of the 28th day of March, 2008.

James Reilly

Timothy Murray

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